Exhibit (a)(2)(iii)

The Instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

LETTER OF TRANSMITTAL

to accompany certificates for Common Shares of

BROOKFIELD RESIDENTIAL PROPERTIES INC.

pursuant to its proposed Plan of Arrangement

This Letter of Transmittal, properly completed and duly executed, together with all other required documents, must accompany certificates for common shares (the “Common Shares”) of Brookfield Residential Properties Inc. (the “Company”) deposited in connection with the proposed arrangement (the “Arrangement”) involving the Company and 1927726 Ontario Inc., (the “Purchaser”) a wholly–owned subsidiary of Brookfield Asset Management Inc. (“Brookfield Asset Management”), that is being submitted for approval at the special meeting of the holders of the common shares (“Shareholders”) of the Company to be held on March 10, 2015 or any adjournment(s) or postponement(s) thereof (the “Meeting”) as described in a management information circular dated January 12, 2015 (the “Circular”). Shareholders are referred to the notice of special meeting of Shareholders and the Circular accompanying this Letter of Transmittal. The terms and conditions of the Arrangement are incorporated by reference in this Letter of Transmittal and capitalized terms used but not defined herein have the meaning set out in the Circular. You are encouraged to carefully review the Circular in its entirety.

Completion of the Arrangement is subject to a number of conditions, some of which are beyond the control of the Company, the Purchaser and Brookfield Asset Management. Accordingly, the exact timing of implementation (if any) of the Arrangement is not currently known. The Company, the Purchaser and Brookfield Asset Management currently expect the Arrangement, if approved at the Meeting, to become effective in the first quarter of 2015. In order for Shareholders to be eligible to receive US$24.25 in cash (the “Consideration”) from the Purchaser in respect of each Common Share held by such Shareholder, Shareholders are required to deposit the certificates representing such Common Shares with CST Trust Company (the “Depositary”) along with a duly completed and executed copy of this Letter of Transmittal, together with all other required documents. At the effective time of the Arrangement, Shareholders will be entitled to receive, in respect of each Common Share deposited, the Consideration. Rather than receiving their Consideration from the Purchaser, Shareholders resident in Canada for purposes of the Income Tax Act (Canada) can also elect, by checking the appropriate box on this Letter of Transmittal, to have each of their Common Shares purchased for cancellation by the Company in exchange for the Consideration in respect of each Common Share. Shareholders wishing to make such election should consult their own advisors to determine if making such election is appropriate in their particular circumstances.

The Depositary (see back page of this document for addresses and telephone numbers), your broker, lawyer or other professional advisor can assist you in completing this Letter of Transmittal. A Shareholder who wishes to deposit Common Shares pursuant to the Arrangement and whose Common Shares are registered in the name of a broker, investment dealer, commercial bank, lawyer, trust company, trustee, administrator or other nominee should immediately contact such nominee in order to take the necessary steps to be able to deposit such Common Shares pursuant to the Arrangement.

TO:	CST TRUST COMPANY at its offices set out herein.
AND TO:	BROOKFIELD RESIDENTIAL PROPERTIES INC.
AND TO:	BROOKFIELD ASSET MANAGEMENT INC.
AND TO:	1927726 ONTARIO INC.

In connection with the Arrangement being considered for approval at the Meeting, the undersigned delivers to you the enclosed certificate(s) for Common Shares. The following are the details of the enclosed certificate(s):

Certificate Number(s)	Name in Which Registered	Number of Common Shares Deposited

☐ The undersigned elects to have its Common Shares repurchased for cancellation by the Company. If this box is not checked, the undersigned’s Common Shares will be purchased by the Purchaser. Shareholders should consult their own advisors to determine if making this election is appropriate in their particular circumstances as it may lead to negative tax consequences.

The undersigned transmits herewith the certificate(s) described above for cancellation upon the Arrangement becoming effective. The undersigned acknowledges receipt of the Circular and represents and warrants that the undersigned has good and sufficient authority to deposit, sell and transfer the Common Shares represented by the enclosed certificate(s) (the “Deposited Shares”) and at the Effective Time, the Purchaser or the Company, as applicable, will acquire good title to the Deposited Shares free from all liens, charges, encumbrances, claims and equities at the effective time of the Arrangement all of the right, title and interest of the undersigned in and to the Deposited Shares and in and to any and all dividends, distributions, payments, securities, rights, warrants, assets or other interests (collectively, “Distributions”) which may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Deposited Shares or any of them as and from the Effective Date of the Arrangement, as well as the right of the undersigned to receive any and all Distributions shall have been assigned to the Purchaser or the Company, as applicable. If, notwithstanding such assignment, any Distributions are received by or made payable to or to the order of the undersigned, then (i) in the case of any such cash Distribution that does not exceed the cash purchase price per Common Share, the consideration payable per Common Share pursuant to the Arrangement will be reduced by the amount of any such dividend or Distribution received in respect of that Common Share, and (ii) in the case of any such cash Distribution in an amount that exceeds the cash purchase price per Common Share in respect of which the Distribution is made, or in the case of any other Distribution, the undersigned shall promptly pay or deliver the whole of any such Distribution to the Depositary for the account of the Purchaser or the Company, as applicable, together with appropriate documentation of transfer.

The undersigned irrevocably constitutes and appoints the Purchaser or the Company, as applicable, and any other person designated by the Purchaser or the Company, as applicable, in writing, the true and lawful agent, attorney and attorney-in-fact of the undersigned with respect to the Deposited Shares purchased in connection with the Arrangement with full power of substitution (such power of attorney, being coupled with an interest, being irrevocable) to, in the name of and on behalf of the undersigned, (a) register or record the transfer of such Deposited Shares consisting of securities on the registers of Company; and (b) execute and negotiate any cheques or other instruments representing any such distribution payable to or to the order of the undersigned, in each case conditional on and contemporaneously with the completion of the Arrangement.

The undersigned revokes any and all other authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the Deposited Shares or any distributions other than as set out in this Letter of Transmittal and in any proxy granted for use at the Meeting. Other than in connection with the Meeting, no subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, will be granted with respect to the Deposited Shares or any Distributions by or on behalf of the undersigned, unless the Deposited Shares are not taken up and paid for in connection with the Arrangement.

All payments under the Arrangement will be made in United States dollars. However, the undersigned can elect to receive the Consideration for its Common Shares in Canadian dollars by checking the appropriate box in Block E below, in which case the Depositary will convert the United States dollar Consideration to which the undersigned is entitled into an equivalent amount of Canadian dollars. The undersigned acknowledges and agrees that the exchange rate for one United States dollar expressed in one Canadian dollar will be based on the prevailing market rate(s) available from the Depositary on the date the funds are converted by the Depositary, which rate(s) will be at the sole risk of the undersigned. The undersigned further acknowledges and agrees that any change to the currency exchange rates for the exchange of United States dollars into Canadian dollars will be at the sole risk of the undersigned. The undersigned acknowledges that they shall not be entitled to receive any Consideration with respect to the Common Shares other than the Consideration for which the undersigned is entitled in accordance with the Arrangement.

The undersigned covenants and agrees to execute all such documents, transfers and other assurances as may be necessary or desirable to convey the Deposited Shares and Distributions effectively to the Purchaser or the Company, as applicable.

Each authority conferred or agreed to be conferred by the undersigned in this Letter of Transmittal may be exercised during any subsequent legal incapacity of the undersigned and all obligations of the undersigned in this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned instructs the Purchaser or the Company, as applicable, and the Depositary, upon the Arrangement becoming effective, to mail the cheque representing the Consideration the undersigned is entitled to pursuant to the Arrangement by first class mail, postage prepaid, or to hold such cheques for pick-up, in accordance with the instructions given below. Should the Arrangement not proceed for any reason, the deposited certificates and other relevant documents shall be returned in accordance with the instructions in the preceding sentence.

By reason of the use by the undersigned of an English language form of Letter of Transmittal, the undersigned shall be deemed to have required that any contract evidenced by the Arrangement as accepted through this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l’usage d’une lettre d’envoi en langue anglaise par le soussigné, le soussigné et les destinataires sont présumés d’avoir requis que tout contrat attesté par l’arrangement et son acceptation par cette lettre d’envoi, de méme que tous les documents qui s’y rapportent, soient redigés exclusivement en langue anglaise.

This letter will be governed and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada therein.

BLOCK A	BLOCK B

ISSUE CHEQUE IN NAME OF:	SEND CHEQUE
(please print):	(Unless Block “D” is checked) TO:

(Name)	(Name)

(Street Address and Number)

(City and Province or State)	(Street Address and Number)

(Country and Postal (Zip) Code)

(Telephone – Business Hours)	(City and Province or State)

(Tax Identification, Social Insurance or Social Security No.)	(Country and Postal (Zip) Code)

(Country of Residence)

BLOCK C	BLOCK D

STATUS AS UNITED STATES HOLDER	☐ HOLD CHEQUE FOR PICK-UP AT THE OFFICE OF THE DEPOSITARY
Indicate whether you are a United States (“U.S.”) holder or are acting on behalf of a U.S. holder:
☐ The owner signing on page 5 represents that it is not a U.S. holder and is not acting on behalf of a U.S. holder.
☐ The owner signing on page 5 is a U.S. holder or is acting on behalf of a U.S. holder.
U.S. holders must provide their Taxpayer Identification Number (“TIN”)

To avoid U.S. backup withholding, if you are a U.S. holder or acting on behalf of a U.S. holder, you must complete Substitute Form W-9 on page 6 or, in certain circumstances, another withholding tax certificate. You can find more information on page 8 (see Instruction 7, “Substitute Form W-9 – U.S. Shareholders”).

BLOCK E

CURRENCY OF PAYMENT

Except as set out below, a Shareholder who does not check the box below will receive payment of Consideration under the Arrangement in United States dollars.

☐	Check here if you wish to receive payment under the Arrangement in CANADIAN DOLLARS.

By checking the box above, the undersigned acknowledges and agrees that (a) the exchange rate for one United States dollar expressed in Canadian dollars will be based on the prevailing market rate(s) available from the Depositary on the date the funds are converted, which rate(s) will be at the sole risk of the undersigned, and (b) any change to the currency exchange rate for the exchange of United States dollars into Canadian dollars will be at the sole risk of the undersigned.

BOX F	BOX G (to be completed by all holders)
Signature guaranteed by (if required under Instruction 3):	Dated:

Authorized Signature	Signature of Shareholder or Authorized Representative (see Instruction 4)

Name of Guarantor (please print or type)	Name of Shareholder (please print or type)

Address (please print or type)	Name of Authorized Representative (please print or type, if applicable) (please print or type)

TO BE COMPLETED ONLY BY SHAREHOLDERS THAT ARE U.S. HOLDERS

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN) and Certification (UNITED STATES SHAREHOLDERS ONLY)	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Name Social Security Number (TIN) OR Employer Identification Number Awaiting TIN ☐
Part 2 — Certification — Under the penalties of perjury, I certify that:
(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me),

(2)    I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3) I am a U.S. person (including a U.S. resident alien).

Certificate Instructions — You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such item (2).

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Sign Here SIGNATURE DATE

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE ARRANGEMENT.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE “AWAITING TIN”

BOX IN PART 1 OF THE SUBSTITUTE FORM W-9.

CERTIFICATION OF AWAITING TIN

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me will be withheld.

Signature	Date	, 2015

INSTRUCTIONS

1.	Use of Letter of Transmittal

The method used to deliver this Letter of Transmittal and any accompanying certificates representing Common Shares is at the option and risk of the holder, and delivery will be deemed effective only when such documents are actually received. The Purchaser and the Company recommend that the necessary documentation be hand delivered to the Depositary at any of its offices specified below, and a receipt obtained; otherwise the use of registered mail with return receipt requested, properly insured, is recommended. Shareholders whose Common Shares are registered in the name of a broker, investment dealer, bank, trust company or other nominee should contact that nominee for assistance in depositing those Common Shares.

2.	Signatures

This Letter of Transmittal must be filled in and signed by the holder of Common Shares described above or by such holder’s duly authorized representative (in accordance with Instruction 4).

(a)	If this Letter of Transmittal is signed by the registered owner(s) of the accompanying certificate(s), such signature(s) on this Letter of Transmittal must correspond with the names(s) as registered or as written on the face of such certificate(s) without any change whatsoever, and the certificate(s) need not be endorsed. If such deposited certificate(s) are owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

(b)	If this Letter of Transmittal is signed by a person other than the registered owner(s) of the accompanying certificate(s):

(i)	such deposited certificate(s) must be endorsed or be accompanied by an appropriate share transfer power of attorney duly and properly completed by the registered owner(s); and

(ii)	the signature(s) on such endorsement or share transfer power of attorney must correspond exactly to the name(s) of the registered owner(s) as registered or as appearing on the certificate(s) and must be guaranteed as noted in Instruction 3 below.

3.	Guarantee of Signatures

If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Deposited Shares, or if Deposited Shares not purchased are to be returned to a person other than such registered owner(s) or sent to an address other than the address of the registered owner(s) as shown on the registers of the Company, or if the payment is to be issued in the name of a person other than the registered owner of the Deposited Shares, such signature must be guaranteed by an Eligible Institution (as defined below), or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution).

An “Eligible Institution” means a Canadian Schedule I chartered bank, a commercial bank or trust company in the United States, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada and the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority or banks and trust companies in the United States.

4.	Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal is executed by a person on behalf of an executor, administrator, trustee, guardian, corporation, partnership or association or is executed by any other person acting in a representative capacity, this Letter of Transmittal must be accompanied by satisfactory evidence of the authority to act. Either the Purchaser or the Company, as applicable, or the Depositary, at its discretion, may require additional evidence of authority or additional documentation.

5.	Miscellaneous

(a)	If the space on this Letter of Transmittal is insufficient to list all certificates for Deposited Shares, additional certificate numbers and number of Deposited Shares may be included on a separate signed list affixed to this Letter of Transmittal.

(b)	If Deposited Shares are registered in different forms (e.g. “John Doe” and “J. Doe”) a separate Letter of Transmittal should be signed for each different registration.

(c)	No alternative, conditional or contingent deposits will be accepted.

(d)	The Arrangement and any agreement in connection with the Arrangement will be construed in accordance with and governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

(e)	Additional copies of the Circular and this Letter of Transmittal may be obtained from the Depositary at any of its respective offices at the addresses listed below.

6.	Lost Certificates

If a share certificate has been lost, stolen or destroyed, this Letter of Transmittal should be completed as fully as possible and forwarded together with a letter describing the loss to the Depositary. The Depositary will respond with the replacement requirements. Address such a letter to the Depositary at the address set out on the last page hereof.

7.	Substitute Form W-9 – U.S. Shareholders

In order to avoid “backup withholding” of United States income tax on payments made on the Common Shares, a Shareholder that is a U.S. holder (as defined below) must generally provide the person’s correct taxpayer identification number (“TIN”) on the Substitute Form W-9 above and certify, under penalties of perjury, that such number is correct, that such Shareholder is not subject to backup withholding, and that such Shareholder is a U.S. person (including a U.S. resident alien). If the correct TIN is not provided or if any other information is not correctly provided, payments made with respect to the Common Shares may be subject to backup withholding of 28%. For the purposes of this Letter of Transmittal, a “U.S. holder” means: a beneficial owner of Common Shares that, for United States federal income tax purposes, is (a) a citizen or resident of the United States, (b) a corporation, or other entity classified as a corporation for United States federal income tax purposes, that is created or organized in or under the laws of the United States or any state in the United States, including the District of Columbia, (c) an estate if the income of such estate is subject to United States federal income tax regardless of the source of such income, (d) a trust if (i) such trust has validly elected to be treated as a U.S. person for United States federal income tax purposes or (ii) a United States court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust, or (e) a partnership, limited liability company or other entity classified as a partnership for United States tax purposes that is created or organized in or under the laws of the United States or any state in the United States, including the District of Columbia.

Backup withholding is not an additional United States income tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the IRS.

Certain persons (including, among others, corporations, certain “not-for-profit” organizations, and certain non-U.S. persons) are not subject to backup withholding. A Shareholder that is a U.S. holder should consult his or her tax advisor as to the shareholder’s qualification for an exemption from backup withholding and the procedure for obtaining such exemption.

The TIN for an individual United States citizen or resident is the individual’s social security number.

The “Awaiting TIN” box of the substitute Form W-9 may be checked if a Shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the “Awaiting TIN” box is checked, the Shareholder that is a U.S. holder must also complete the Certificate of Awaiting Taxpayer Identification Number found below the Substitute Form W-9 in order to avoid backup withholding. If a Shareholder that is a U.S. holder completes the Certificate of Awaiting Taxpayer Identification Number but does not provide a TIN within 60 days, such Shareholder will be subject to backup withholding at a rate of 28% until a TIN is provided.

Failure to furnish TIN – If you fail to furnish your correct TIN, you are subject to a penalty of U.S.$50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Non-U.S. holders receiving payments in the U.S. should return a completed Form W-8BEN, a copy of which is available from the Depositary upon request.

8.	Representations

The representations made by the Shareholder in this Letter of Transmittal will survive the Effective Time of the Arrangement.

The Depositary is:

CST TRUST COMPANY

By Mail

P.O. Box 1036

Adelaide Street Postal Station

Toronto, Ontario

M5C 2K4

Attention: Corporate Actions

By Hand or by Courier

320 Bay Street Basement Level (B1)

Toronto, ON

M5H 4A6

Attention: Corporate Actions

Telephone: (416) 682-3860

Toll Free:   1-800-387-0825

E-Mail:     inquiries@canstockta.com